Tianyin Pharmaceutical Co., Inc. Updates Fiscal 2010 Guidance and Announces Joint Venture with Sichuan Mingxin Pharmaceutical Co. to Pursue Macrolide Antibiotics Growth Initiative

Company Updates Fiscal 2010 Guidance: Management expects Revenue and Net Income of $63.6 million and $11.3 million

Company Anticipates Organic Growth and JV to Generate Significant Future Growth in Fiscal 2011 and 2012

CHENGDU, China, October 29, 2009/Xinhua-PRNewswire-FirstCall/ -- Tianyin Pharmaceutical, Co., Inc., (NYSE Alternext: TPI), a manufacturer and supplier of modernized traditional Chinese medicine ("TCM") based in Chengdu, China, today announced it has formed a joint venture with Sichuan Mingxin Pharmaceutical Co., Ltd (“Mingxin”) named Sichuan Jiangchuan Pharmaceutical Co., Ltd. (“Jiangchuan”). Tianyin owns 77% of Jiangchuan and will utilize this as the foundation for a broader, longer term strategy to build a significant presence in the rapidly growing Chinese macrolide antibiotics market, while diversifying its revenue base of western pharmaceuticals.

Specifically, Jiangchuan will manage research and development activities, while also manufacturing and selling Active Pharmaceutical Ingredients (“APIs”) that are used to produce macrolide antibiotics. This large and growing class of drugs in China includes Azithromycin, Clarithromycin and Roxithromycin, which treat a wide range of bacterial based respiratory tract, urinary tract and skin infections. According to Yiyao Jingji Newsletter, these three drugs accounted for 90% of macrolide antibiotics sales in China for 2008. Total macrolide antibiotics sale in hospitals alone in China were $562 million in 2008 according to Yiyao Jingji Newsletter, while ResearchInChina stated that China’s output and production capacity of antibiotic raw materials ranks Number 1 in the world.

As part of the transaction, Tianyin purchased two SFDA product approvals from Mingxin for $3 million which cover the antibiotics Azithromycin and Roxithromycin and will be contributed to the joint venture. Since APIs are produced through a two-stage process that combines fermentation followed by a synthesis process to create the macrolide antibiotics, a new manufacturing facility will be constructed to meet these specifications. Tianyin will leverage its sales and marketing expertise, product rationalization capabilities, extensive distribution channels, and partnership with Kelun Pharmaceuticals to ensure that a broad based market penetration is achieved.

Tianyin will use the financing proceeds to complete the $4.5 million land purchase in Sichuan for the joint venture where the new production facility will be built with full support of the Sichuan Xinjin County Government. Phase I, which will produce Oral and Injectable grade API for Azithromycin, in addition to other macrolide antibiotic intermediaries, is expected to be fully operational by July 2010. Phase II, which will include high output production of Roxithromycin, Clarithromycin and other macrolide antibiotics is anticipated to be operational by second half of 2012. Total capital expenditures for both phases are estimated to total approximately $20 million. Gross margins from these product lines are expected to range between 25-27% while the company can leverage its existing SG&A infrastructure to bolster net margins. The company anticipates this initiative will contribute approximately $22.5 million in revenue and $1.4 million in net income for fiscal 2011. The completion of the production facility for the JV alone will enable further growth and improvements in profitability for fiscal year 2012 with revenue and net income contributions expected to be $47 million and $6.5 million, respectively. Once both phases are operating close to full capacity, the facility will have the potential to generate $12 million in net income on an annual basis.

Tianyin launched its Azithromycin Dispersible Tablets in October 2008, which marked its initial entrance into this $350 million plus market. This product line is sold through its distributors under the company’s “Cost Preference Strategy” and is projected to generate $5.2 million in revenue during fiscal year 2010.

On August 18, 2009 Azithromycin was added to China’s Essential Drug List (“EDL”) which was published as a key component of China’s $126 billion healthcare reform. According to Business Monitor International, the price of antibiotics and APIs have increased as exports surged and new government environmental protection policies have created further barriers to entry.

Dr. Jiang Guoqing, Tianyin’s Chairman and Chief Executive Officer, said, "After witnessing the rapid market penetration of our Azithromycin tablets, we completed  extensive market research which confirmed that the macrolide antibiotics product segment is growing rapidly with increased selling prices, and is currently serviced by a limited number of suppliers with insufficient production capacity to meet China’s demand. The addition of these drugs to China’s “EDL” in addition to the implementation of the Rural Healthcare Reform will also stimulate additional, and potentially significant, demand. The recent change in government regulations on API production in India, traditionally a major source for these critical compounds in addition to China, has created a further window of opportunity. We are excited about the “Jiangchuan” joint venture which is strategically located in Sichuan, a bridgehead to Western China and historically one of the largest farming bases for TCM herbs, which will continue to play an important role in our product portfolio. We believe this initiative provides a significant long term conduit for future growth, in addition to providing an attractive return on invested capital, while further diversifying our revenue base.”

Financing

In order to complete the SFDA product, land and equipment purchases in a timely manner, the company completed a $4.987 million equity financing to complement its current working capital position. The company issued 1,534,570 shares of common stock and 306,914 warrants with a strike price of $4.50. TriPoint Global Equities, LLC was the placement agent for the financing.

Fiscal 2010 Guidance

Management is revising its fiscal 2010 guidance. The company now anticipates revenues and net income of $63.3 million and $11.3 million, representing 48.3% and 43.0% year-over-year growth. Strong growth in the company’s current product portfolio and the opening of the recent manufacturing facility are the primary drivers for this revised outlook. Previous guidance was $59 million in revenue and $10.5 million in net income.

For fiscal 2011 and fiscal 2012, management expects significant increases in revenue and net income. This includes contributions from the company’s current product portfolio and anticipated contributions from the “Jiangchuan” joint venture. These forecasts do not include future acquisitions, joint venture agreements, or product acquisitions which could generate incremental contributions to the financial results.

About TriPoint Global Equities, LLC

TriPoint Global Equities, LLC ("TriPoint Global"), a FINRA member firm, is a boutique investment bank that provides U.S. and non-U.S. companies of up to $500 million in revenue with capital raising, corporate finance advisory services and assistance with navigating the regulatory environment for companies listing on U.S. markets. TriPoint Global maintains specialized practices in institutional private placements, mergers and acquisitions, and corporate finance. TriPoint Global has offices in New York and Washington, D.C. For more information visit www.tripointglobalequities.com

About Tianyin Pharmaceuticals

Tianyin is a manufacturer and supplier of modernized traditional Chinese medicine in China. It was established in 1994 and acquired by the current management team in August 2003. It has a comprehensive product portfolio of 39 products, 22 of which are listed in the highly selective National Medicine Catalog of the National Medical Insurance program. Tianyin owns and operates three GMP manufacturing facilities and an R&D platform supported by leading Chinese academic institutions. The company has a pipeline of 17 pharmaceutical products pending approval. Tianyin has an extensive nationwide distribution network throughout China with a sales force of 720 salespeople. Tianyin is headquartered in Chengdu, Sichuan Province with three manufacturing facilities and a total of 1,365 employees. For more information about Tianyin, please visit http://www.tianyinpharma.com.

Safe Harbor Statement

The Statements which are not historical facts during the presentation are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, government approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the company's filings with the Securities and Exchange Commission.

    For more information, please contact:

    For the Company:
    Allen Tang, Ph.D., MBA, Assistant to the CEO
    China
    Tel:   +86-158-2122-5642
    Email: Allen.y.tang@gmail.com

    Investors:
    Mr. Matthew Hayden, HC International
    Tel: +1-561-245-5155
    Email: matt.hayden@hcinternational.net
    Web: http://www.hcinternational.net

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